Exhibit 99.1
Porch Group Reports First Quarter 2025 Results
Exceeds Expectations and Increases Guidance Driven by Insurance Services
SEATTLE, May 6, 2025 (BUSINESS WIRE) – Porch Group, Inc. (“Porch Group” or “the Company”) (NASDAQ: PRCH), a new kind of homeowners insurance company, today reported first quarter results through March 31, 2025, that exceeded expectations and correspondingly raised 2025 guidance.
Porch generated for shareholders1 first quarter 2025 revenue of $84.5 million. Net income attributable to Porch was $8.4 million, and Adjusted EBITDA was $16.9 million, an increase of $33.6 million compared to prior year2.
On January 2, 2025, the Porch Reciprocal Exchange (“Reciprocal”) was formed as an insurance entity owned by its policyholder-members and not by Porch. Simultaneously, Porch Group sold its legacy homeowners insurance carrier Homeowners of America (“HOA”) to the Reciprocal in exchange for a surplus note and became its manager, receiving commissions and fees. Given the existence of a surplus note, the Reciprocal is consolidated as a variable interest entity (“VIE”) for reporting purposes at this time. This earnings release references results generated for Porch shareholders (“Porch Shareholder Interest”), which includes the businesses Porch shareholders own: Insurance Services, Software & Data, and Consumer Services segments, along with corporate functions. This earnings release also includes consolidated results which is Porch Shareholder Interest plus the Reciprocal Segment. We expect Porch Shareholder Interest results to be consistent and predictable, with its Adjusted EBITDA aligning to cash flow generated for Porch shareholders. We expect the Reciprocal to continue to remain healthy, while experiencing the seasonality and volatility of a homeowners insurance carrier. The following table presents financial highlights for Porch Shareholder Interest1 and consolidated first quarter 2025 results ($ in millions).

	Three Months Ended March 31, 2025
	Insurance Services	Software & Data	Consumer Services	Corporate[3]	Porch Shareholder Interest [1]	Reciprocal	Eliminations	Consolidated
Revenue	$49.8	$22.0	$14.7	$(2.0)	$84.5	$39.9	$(19.7)	$104.7
Growth	n/a	4%	(9)%	n/a	n/a			n/a
Gross Profit	42.3	16.5	12.2	(1.9)	69.1	13.7	(17.3)	65.4
Growth[4]					86%			77%
Gross Margin	85%	75%	83%	n/a	82%			62%
Net income (loss)					8.4	(4.7)	—	3.7
Adjusted EBITDA (Loss)	25.8	4.6	(0.7)	(12.8)	16.9
Adjusted EBITDA (Loss) Margin[5]	52%	21%	(5)%	n/a	20%
CEO Summary
“This quarter marks a special time for the company. After selling our insurance carrier into the 3rd party owned Reciprocal at the start of 2025 and becoming its manager, we are excited to report our first quarter under our new model. Our business is now simple, predictable, commission and fee-based, and higher margin. We delivered outstanding Q1 results including an 82% gross margin and 86% year-over-year growth in Gross Profit and a $34 million year-over-year increase in Adjusted EBITDA to $17 million, with even higher cash flow from operations for Porch shareholders. Our business remains strong despite the broad economic uncertainty and tariffs, and we have raised 2025 guidance for Porch Shareholder Interest to Revenue of $410 million, Gross Profit of $327.5 million, and Adjusted EBITDA of $65 million at the mid-point," said Matt Ehrlichman, Chief Executive Officer, Chairman and Founder. “The Reciprocal remains healthier than it has ever been and successfully placed its new reinsurance program at a lower cost, reducing its risk and marking the moment Porch Shareholders are no longer in the catastrophic weather claims business, while still participating in the attractive growth of the homeowners insurance industry, with durable competitive advantages."
Quarter 2025 Operational Highlights
•At the start of January 2025, Porch sold its insurance carrier, Homeowners of America, into the Reciprocal; Porch now holds $106 million of surplus notes from the Reciprocal with interest of 9.75% plus SOFR.
•In Insurance Services, new business premiums are performing well.
•In Software and Data, Rynoh implemented a 20% price increase coupled with ongoing product improvements, in line with the strategic pricing goals.
•In Consumer Services, new services were launched including packing services for movers and new warranties.
•The Reciprocal is healthy with $198 million of surplus combined with non-admitted assets at the end of Q1 2025.

___________________________________________
(1)“Porch Shareholder Interest” includes the businesses Porch shareholders own: Insurance Services, Software & Data, and Consumer Services segments, along with corporate functions.
(2)Porch Shareholder Interest Adjusted EBITDA of $16.9 million in Q1 2025 increased $33.6 million compared to Q1 2024 consolidated Adjusted EBITDA (loss) of $(16.8) million.
(3)Corporate includes corporate costs and eliminations relating to intersegment transactions for revenue and Gross Profit.
(4)Porch Shareholder Interest Gross Profit of $69.1 million in Q1 2025 increased 86% or $32.0 million compared to Q1 2024 consolidated Gross Profit of $37.1 million.
(5)Adjusted EBITDA (Loss) Margin is calculated as Adjusted EBITDA (Loss) divided by Revenue.

The following table presents the Company’s key performance indicators (“KPIs”).
Following the change in segments, KPIs have been reviewed in line with these changes. The revised KPIs are presented in the table below, and the definitions are on page 12 of this release.

Three Months Ended March 31,
2025
Insurance Services KPIs
Reciprocal Written Premium ("RWP") (in millions)	$96.9
Reciprocal Policies Written (in thousands)	36.1
Reciprocal Written Premium per Policy Written	$2,683
Software & Data KPIs
Average Number of Companies (in thousands)	24.1
Annualized Average Revenue per Company	$3,644
Consumer Services KPIs
Monetized Services (in thousands)	71.0
Average Revenue per Monetized Service	$207

Balance Sheet Information (unaudited)
The following table provides the components of cash and cash equivalents, restricted cash and cash equivalents, and investments of Porch Shareholder Interest.

	March 31, 2025	December 31, 2024
Cash and cash equivalents of Porch Shareholder Interest	$65.9	$46.5
Short-term investments of Porch Shareholder Interest	4.5	1.6
Long-term investments of Porch Shareholder Interest	26.2	13.5
Unrestricted cash, cash equivalents, and investments of Porch Shareholder Interest	96.6	61.6
Restricted cash and cash equivalents of Porch Shareholder Interest	17.2	28.2
All cash, cash equivalents, investments, and restricted cash and cash equivalents of Porch Shareholder Interest	$113.8	$89.9

At March 31, 2025, Porch Shareholder Interest cash, cash equivalents, restricted cash and cash equivalents, and investments was $113.8 million. The increase from December 31, 2024 was driven by Porch Shareholder Interest cash flow from operations of $27.2 million, primarily from Adjusted EBITDA of $17 million and a $7 million receipt from the Vesttoo bankruptcy process. Porch also holds $106 million surplus notes from the Reciprocal which bears interest of SOFR +9.75%.

Porch does not own the Reciprocal, but it is consolidated for reporting purposes at this time. Therefore management’s focus is on generating Porch shareholder cash, cash equivalents, and investments for Porch Shareholder Interest, which is what Porch shareholders own.
As of March 31, 2025, outstanding principal for convertible debt was $507.1 million. This includes $333.3 million of the 6.75% Senior Secured Convertible Notes due October 2028 (the “2028 Notes”) and $173.8 million of 0.75% Convertible Senior Notes due September 2026 (the “2026 Notes”).
Post Balance Sheet Events
Following the period end, the Reciprocal secured its 2025 reinsurance placements in conjunction with more than 40 A-Rated reinsurers. With the new reinsurance program, Porch Shareholders are no longer in the catastrophic weather claims business. In addition, the program lowers the Reciprocal's risk while also reducing its cost of reinsurance compared to the prior year.

Porch Group Shareholder Interest Full Year 2025 Financial Outlook
Porch Group provides full year 2025 guidance based on current market conditions and expectations as of the date of this release.
Financial guidance represents Porch Shareholder Interest, the businesses owned by Porch1, following the formation of the Reciprocal and sale of HOA to the Reciprocal in January 2025. For the avoidance of doubt, guidance does not include the future results of the Reciprocal; while we consolidate their results into Porch GAAP financial statements at this time, the Reciprocal results will be excluded from guidance on Revenue, Gross Profit, Adjusted EBITDA and the associated margins.
Porch Group Shareholder Interest Full Year 2025 guidance is as follows:

Porch Shareholder Interest 2025 Guidance	Increase at the mid-point

Revenue[2] $400m to $420m (Previously: $390m to $410m)	$10m

Gross Profit[2] $320m to $335m (Previously: $310m to $325m)	$10m

Adjusted EBITDA[2] $60m to $70m (Previously: $55m to $65m)	$5m

(1)Results in this earnings release reference results generated for Porch shareholders (“Porch Shareholder Interest”), which includes the Insurance Services, Software & Data, and Consumer Services segments, along with corporate functions. These are the businesses which Porch owns.
(2)Porch Shareholder Interest Revenue, Gross Profit and Adjusted EBITDA are non-GAAP measures.

Porch Group is not providing reconciliations of Porch Group Shareholder Interest expected Revenue, Gross Profit or Adjusted EBITDA for future periods to the most directly comparable measures prepared in accordance with GAAP because the Company is unable to provide these reconciliations without unreasonable effort because certain information necessary to calculate such measures on a GAAP basis is unavailable or dependent on the timing of future events outside of the Company’s control.

Conference Call
Porch Group management will host a conference call today May 6, 2025, at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). The call will be accompanied by a slide presentation available on the Investor Relations section of the Company’s website at ir.porchgroup.com. A question-and-answer session will follow management’s prepared remarks.
All are invited to listen to the event by registering for the webinar, a replay of the webinar will also be available. See the Investor Relations section of the Porch Group’s corporate website at ir.porchgroup.com.
About Porch Group
Porch Group, Inc. (“Porch”) is a new kind of homeowners insurance company. Porch's strategy to win in homeowners insurance is to deploy leading vertical software solutions in select home-related industries, provide the best services for homebuyers including important moving services, leverage unique data for advantaged underwriting, and provide more protection for policyholders.

To learn more about Porch, visit ir.porchgroup.com.
Investor Relations Contact
IR@porch.com

Forward-Looking Statements
Certain statements in this release are considered forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management. Although we believe that our plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning our financial outlook and guidance, possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. Forward-looking statements in this release also include expectations regarding whether the reciprocal is the optimal structure for our insurance business and the benefits financial and otherwise thereof, including any expectations that the reciprocal will result in higher margins and a more predictable financial profile and equip our insurance operations to scale profitably in the future These statements may be preceded by, followed by, or include the words “believe,” “estimate,” “expect,” “project,” “forecast,” “may,” “will,” “should,” “seek,” “plan,” “scheduled,” “anticipate,” “intend,” or similar expressions.
Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the following important factors, among others, could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in our forward-looking statements:
•expansion plans and opportunities, and managing growth, to build a consumer brand;
•the incidence, frequency, and severity of weather events, extensive wildfires, and other catastrophes;
•economic conditions, especially those affecting the housing, insurance, and financial markets;
•expectations regarding revenue, cost of revenue, operating expenses, and the ability to achieve and maintain future profitability;
•existing and developing federal and state laws and regulations, including with respect to insurance, warranty, privacy, information security, data protection, and taxation, and management’s interpretation of and compliance with such laws and regulations;
•the structure, availability, and performance of Porch Reciprocal Exchange (the “Reciprocal”)’s and Homeowners of America (“HOA”)’s reinsurance programs to protect against loss and maintain their financial stability ratings and a healthy surplus, the success of which are dependent on a number of factors outside management’s control;
•the possibility that a decline in our share price would result in a negative impact to the Reciprocal’s, surplus position and may require further financial support to enable the Reciprocal to meet applicable regulatory requirements and maintain financial stability rating;
•uncertainties related to regulatory approval of insurance rates, policy forms, insurance products, license applications, acquisitions of businesses, or strategic initiative, and other matters within the purview of insurance regulators (including the discount associated with the shares contributed to HOA that were subsequently transferred to the Reciprocal in connection with the closing of the sale of HOA to the Reciprocal);
•the ability of the Company and its affiliates to successfully operate and manage the Reciprocal and our ability to successfully operate our businesses alongside a reciprocal exchange;

•our ability to implement our plans, forecasts and other expectations with respect to the Reciprocal and to realize expected synergies and/or convert policyholders from our existing insurance carrier business into policyholders of the Reciprocal;

•reliance on strategic, proprietary relationships to provide us with access to personal data and product information, and the ability to use such data and information to increase transaction volume and attract and retain customers;
•the ability to develop new, or enhance existing, products, services, and features and bring them to market in a timely manner;
•changes in capital requirements, and the ability to access capital when needed to provide statutory surplus;
•our ability to timely repay our outstanding indebtedness;
•the increased costs and initiatives required to address new legal and regulatory requirements arising from developments related to cybersecurity, privacy, and data governance and the increased costs and initiatives to protect against data breaches, cyber-attacks, virus or malware attacks, or other infiltrations or incidents affecting system integrity, availability, and performance;
•retaining and attracting skilled and experienced employees;
•costs related to being a public company; and
•other risks and uncertainties discussed in Part II, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K (“Annual Report”) for the year ended December 31, 2024, as well as those discussed elsewhere in this earnings release and in subsequent reports filed with the Securities and Exchange Commission (“SEC”), all of which are available on the SEC’s website at www.sec.gov.
We caution you that the foregoing list may not contain all the risks to forward-looking statements made in this release.
You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this release primarily on our current expectations and projections about future events and trends we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors, including those described above and elsewhere in this release. We disclaim any obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.

Non-GAAP Financial Measures
This release includes non-GAAP financial measures, such as Adjusted EBITDA (Loss), Adjusted EBITDA (Loss) margin, and certain amounts related to Porch Shareholder Interest.
Our management uses these non-GAAP financial measures as supplemental measures of our operating and financial performance, for internal budgeting and forecasting purposes, to evaluate financial and strategic planning matters, and to establish certain performance goals for incentive programs. We believe that the use of these non-GAAP financial measures provides investors with useful information to evaluate our operating and financial performance and trends and in comparing our financial results with competitors, other similar companies and companies across different industries, many of which present similar non-GAAP financial measures to investors. However, our definitions and methodology in calculating these non-GAAP measures may not be comparable to those used by other companies. In addition, we may modify the presentation of these non-GAAP financial measures in the future, and any such modification may be material.
You should not consider these non-GAAP financial measures in isolation, as a substitute to or superior to financial performance measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude specified income and expenses, some of which may be significant or material, that are required by GAAP to be recorded in our consolidated financial statements. We may also incur future income or expenses similar to those excluded from these non-GAAP financial measures, and the presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or non-recurring items. In addition, these non-GAAP financial measures reflect the exercise of management judgment about which income and expense are included or excluded in determining these non-GAAP financial measures.
You should review the tables accompanying this release for reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure. We are not providing reconciliations of non-GAAP financial measures for future periods to the most directly comparable measures prepared in accordance with GAAP. We are unable to provide these reconciliations without unreasonable effort because certain information necessary to calculate such measures on a GAAP basis is unavailable or dependent on the timing of future events outside of our control.

	Three Months Ended March 31, 2025
	Insurance Services	Software & Data	Consumer Services	Corporate	Eliminations (1)	Porch Shareholder Interest Subtotal (2)	Reciprocal Segment	Eliminations Related to Reciprocal Segment (3)	Consolidated
Revenue	$49,806	$21,999	$14,721	$—	$(1,980)	$84,546	$39,938	$(19,739)	$104,745
Cost of revenue	7,481	5,506	2,490	—	(5)	15,472	26,249	(2,424)	39,297
Gross Profit	42,325	16,493	12,231	—	(1,975)	69,074	13,689	(17,315)	65,448
Gross Margin	85%	75%	83%	—%	100%	82%	34%	88%	62%

Less: Operating expenses:
Selling and marketing	15,527	9,169	9,798	408	(1,975)	32,927	7,411	(10,822)	29,516
Product and technology	2,451	4,288	1,131	4,196	—	12,066	1,135	—	13,201
General and administrative	4,377	2,508	3,301	12,701	—	22,887	7,603	(6,493)	23,997
Operating income (loss)				(17,305)	—	1,194	(2,460)	—	(1,266)
Other expense (income)	(4,994)	(9)	(93)	(2,119)	—	(7,215)	1,310	—	(5,905)
Income (loss) before income taxes				(15,186)	—	8,409	(3,770)	—	4,639
Income tax benefit (provision)				(14)	—	(14)	(889)	—	(903)
Net income (loss)				$(15,200)	$—	$8,395	$(4,659)	$—	3,736
Less: Net loss attributable to the Reciprocal									(4,659)
Net income attributable to Porch									$8,395

Adjusted EBITDA (Loss) Reconciliation:
Net income (loss)				$(15,200)		$8,395			$3,736
Less Reconciling items:
Net loss attributable to the Reciprocal						—			(4,659)
Depreciation and amortization	(91)	(3,479)	(885)	(569)	—	(5,024)			(5,024)
Stock-based compensation expense	(679)	(556)	(388)	(3,287)	—	(4,910)			(4,910)
Interest expense	—	(2)	—	(11,193)	—	(11,195)			(11,195)
Income tax provision	—	—	—	(14)	—	(14)			(14)
Mark-to-market losses (gains)	—	—	28	5,941	—	5,969			5,969
Recoveries of Losses on Reinsurance Contracts	—	—	—	7,100	—	7,100			7,100
Other gains and losses	(75)	3	9	(329)	—	(392)			(392)
Adjusted EBITDA (Loss) (4)	$25,809	$4,571	$(670)	$(12,849)		$16,861			$16,861
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(1)The “Eliminations” column represents eliminations of transactions between the Insurance Services segment, Software & Data segment, Consumer Services segment, and Corporate.
(2)The “Porch Shareholder Interest Subtotal” column represents non-GAAP measures that are used by management to evaluate performance. “Porch Shareholder Interest” includes the Insurance Services, Software & Data, and Consumer Services segments as well as Corporate expenses and applicable intercompany eliminations.
(3)The “Eliminations Related to Reciprocal Segment” column represents eliminations of transactions between the Reciprocal Segment and other segments or Corporate.
(4)Adjusted EBITDA (Loss) is a non-GAAP measure for the “Corporate,” “Porch Shareholder Interest Subtotal,” and “Consolidated” columns. See Non-GAAP Financial Measures section for definition.

	Three Months Ended March 31, 2024
	Insurance Services	Software & Data	Consumer Services	Corporate	Eliminations (1)	Subtotal	Reciprocal Segment	Eliminations Related to Reciprocal Segment (2)	Consolidated
Revenue	$47,359	$21,134	$16,186	$—	$(263)	$84,416	$47,495	$(16,468)	$115,443
Cost of revenue	25,409	5,654	3,533	—	(18)	34,578	46,607	(2,819)	78,366
Gross Profit	21,950	15,480	12,653	—	(245)	49,838	888	(13,649)	37,077
Gross Margin	46%	73%	78%	—%	93%	59%	2%	83%	32%

Less: Operating expenses:
Selling and marketing	16,018	10,002	8,377	647	(245)	34,799	12,798	(13,649)	33,948
Product and technology	362	4,215	927	5,320	—	10,824	1,468	—	12,292
General and administrative	1,643	4,538	3,599	13,470	—	23,250	2,255	—	25,505
Operating income (loss)				(19,437)	—	(19,035)	(15,633)	—	(34,668)
Other expense (income)	(10,313)	(14,917)	(160)	4,795	—	(20,595)	(889)	—	(21,484)
Income (loss) before income taxes				(24,232)	—	1,560	(14,744)	—	(13,184)
Income tax benefit (provision)				(178)	—	(178)	—	—	(178)
Net income (loss)				$(24,410)	$—	$1,382	$(14,744)	$—	$(13,362)

Adjusted EBITDA (Loss) Reconciliation:
Net income (loss)				$(24,410)		$1,382			$(13,362)
Less: Reconciling items:
Depreciation and amortization	(993)	(3,792)	(1,091)	(434)	—	(6,310)	(7)	—	(6,317)
Stock-based compensation expense	(343)	(1,072)	(500)	(3,453)	—	(5,368)	—	—	(5,368)
Gain (loss) on extinguishment of debt	—	—	—	4,891	—	4,891	—	—	4,891
Interest expense	—	(8)	(11)	(10,573)	—	(10,592)	(2,035)	1,840	(10,787)
Income tax provision	—	—	—	(178)	—	(178)	—	—	(178)
Mark-to-market gains (losses)	—	(909)	(142)	1,058	—	7	—	—	7
Recoveries of Losses on Reinsurance Contracts	8,664	—	—	2,981	—	11,645	—	—	11,645
Other gains and losses	(3)	14,869	171	(3,675)	—	11,362	11	(1,840)	9,533
Adjusted EBITDA (Loss) (3)	$6,915	$2,554	$1,483	$(15,027)		$(4,075)			$(16,788)
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(1)The “Eliminations” column represents eliminations of transactions between the Insurance Services segment, Software & Data segment, Consumer Services segment, and Corporate.
(2)The “Eliminations Related to Reciprocal Segment” column represents eliminations of transactions between the Reciprocal Segment and other segments or Corporate.
(3)Adjusted EBITDA (Loss) is a non-GAAP measure for the “Corporate,” “Subtotal,” and “Consolidated” columns. See Non-GAAP Financial Measures section for definition.

Adjusted EBITDA (Loss)
We define Adjusted EBITDA (Loss) as net income (loss) adjusted for net income (loss) attributable to the Reciprocal; interest expense; income taxes; depreciation and amortization; gain or loss on extinguishment of debt; other expense (income), net; impairments of intangible assets and goodwill; loss on reinsurance contract; impairments of property, equipment, and software; stock-based compensation expense; mark-to-market gains or losses recognized on changes in the value of contingent consideration arrangements, warrants, and derivatives; restructuring costs; acquisition and other transaction costs; and non-cash bonus expense. Adjusted EBITDA (Loss) Margin is defined as Adjusted EBITDA (Loss) divided by total revenue.
The following table reconciles Net income (loss) to Adjusted EBITDA (Loss) and Net income (loss) as a percentage of revenue to Adjusted EBITDA (Loss) Margin for the periods presented (dollar amounts in thousands):

	Three Months Ended March 31,
	2025		2024
	Amount	Margin	Amount	Margin
Net income (loss)	$3,736	4%	$(13,362)	(12)%
Net loss (income) attributable to the Reciprocal	4,659	4%	—	—%
Interest expense	11,195	11%	10,787	9%
Income tax provision	14	—%	178	—%
Depreciation and amortization	5,024	5%	6,317	5%
Gain on extinguishment of debt	—	—%	(4,891)	(4)%
Other income, net	(7,162)	(7)%	(21,502)	(19)%
Stock-based compensation expense	4,910	5%	5,368	5%
Mark-to-market gains	(5,969)	(6)%	(7)	—%
Restructuring costs	319	—%	157	—%
Acquisition and other transaction costs	135	—%	167	—%
Adjusted EBITDA (Loss)	$16,861	16%	$(16,788)	(15)%

Adjusted EBITDA (Loss) for each of our Insurance Services, Software & Data, and Consumer Services segments is a non-GAAP financial measure. The impact of corporate expenses on Adjusted EBITDA (Loss) is also a non-GAAP financial measure. Reconciliations of these non-GAAP financial measures to the nearest GAAP measure are included in the preceding tables.
Porch Shareholder Interest
The following table provides unaudited detail of cash flows of Porch Group and cash flows of the Reciprocal Segment for the three months ended March 31, 2025.

	Consolidated	Reciprocal Segment	Eliminations	Porch Shareholder Interest (1)
Net cash provided by (used in) operating activities	$(11,178)	$(38,357)	$—	$27,179
Net cash provided by (used in) investing activities	(19,368)	(47,573)	46,813	(18,608)
Net cash provided by (used in) financing activities	(229)	46,813	(46,813)	(229)
______________________________________
(1)Porch Shareholder Interest net cash provided by or used in operating, investing, and financing activities are non-GAAP measures. This table reconciles these non-GAAP measures to the nearest GAAP measures in the “Consolidated” column.

Certain amounts related to Porch Shareholder Interest are non-GAAP financial measures. We define Porch Shareholder Interest as the Insurance Services, Software & Data, and Consumer Services segments, together with corporate expenses.

The operating results of these segments comprise “Net income (loss) attributable to Porch” in our unaudited Condensed Consolidated Statements of Operations and Comprehensive Income (Loss). Reconciliations of the following non-GAAP financial measures to the nearest GAAP measure are included in the tables within this section:
•Porch Shareholder Interest Adjusted EBITDA (Loss)
•Porch Shareholder Interest Cost of Revenue
•Porch Shareholder Interest Depreciation and Amortization
•Porch Shareholder Interest General and Administrative
•Porch Shareholder Interest Gross Margin
•Porch Shareholder Interest Gross Profit
•Porch Shareholder Interest Income (Loss) Before Income Taxes
•Porch Shareholder Interest Income Tax Benefit (Provision)
•Porch Shareholder Interest Interest Expense
•Porch Shareholder Interest Mark-to-Market Losses (Gains)
•Porch Shareholder Interest Operating Income (Loss)
•Porch Shareholder Interest Other Expense (Income)
•Porch Shareholder Interest Other Gains and Losses
•Porch Shareholder Interest Product and Technology
•Porch Shareholder Interest Revenue
•Porch Shareholder Interest Selling and Marketing
•Porch Shareholder Interest Stock-based Compensation Expense

Reconciliations of the following non-GAAP financial measures to the nearest GAAP measure are included in the following table.
•Porch Shareholder Interest net cash provided by (used in) financing activities
•Porch Shareholder Interest net cash provided by (used in) investing activities
•Porch Shareholder Interest net cash provided by (used in) operating activities

Key Performance Indicators
In the management of these businesses, we identify, measure and evaluate various operating metrics. The key performance measures and operating metrics used in managing the businesses are discussed below. These key performance measures and operating metrics are not prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) and may not be comparable to or calculated in the same way as other similarly titled measures and metrics used by other companies.
Insurance Services
Reciprocal Written Premium — We define Reciprocal Written Premium as the total premium written by the Reciprocal for the face value of one year’s premium gross of cancellations and before deductions for reinsurance and ceding commissions in the period.
Reciprocal Policies Written — We define Reciprocal Policies Written as the number of new and renewal insurance policies written during the period by the Reciprocal Segment.
Reciprocal Written Premium per Policy Written — We define Reciprocal Written Premium per Policy Written as the Reciprocal Written Premium in the period divided by the Reciprocal Policies Written in the period.
Software & Data
Average Number of Companies — We define Average Number of Companies as the straight-line average of the number of companies as of the end of period compared with the beginning of period across all of our Software & Data segment. This only includes the number of companies in our Software & Data segment and no longer includes moving services companies nor insurance agencies which are included in Consumer Services and Insurance Services segments respectively.
Annualized Average Revenue per Company — We define Annualized Average Revenue per Company as the revenue generated across the Software & Data segment in the period over the Average Number of Companies in the period, which is then annualized (for example, for a given quarter, multiplied by 4).
Consumer Services
Monetized Services — We define Monetized Services as the total number of services from which we generated revenue, including, but not limited to, new and renewing warranty policies, completed moving jobs, sold security, TV/Internet or other home projects, measured over the period. This only includes services from Consumer Services segment and does not include insurance policies sold.
Average Revenue per Monetized Service — We define Average Revenue per Monetized Service as total Consumer Services segment revenue generated in the period over the number of Monetized Services.

PORCH GROUP, INC.
Condensed Consolidated Balance Sheets (Unaudited)
(all numbers in thousands)

	March 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$65,899	$167,643
Accounts receivable, net	12,243	19,106
Short-term investments	4,510	24,099
Reinsurance balance due	—	92,303
Prepaid expenses and other current assets	11,503	32,837
Restricted cash and cash equivalents	17,213	29,139
Total current assets	111,368	365,127
Property, equipment, and software, net	24,299	22,542
Goodwill	191,907	191,907
Long-term investments	26,215	158,652
Intangible assets, net	38,153	68,746
Other assets	7,092	6,994
Assets of Reciprocal: (1)
Cash and cash equivalents, including restricted	82,895	—
Accounts receivable, net	6,224	—
Short-term investments	681	—
Reinsurance balance due	94,385	—
Prepaid expenses and other current assets	22,613	—
Intangible assets, net	26,208	—
Long-term investments	170,243	—
Total assets	$802,283	$813,968
____________________________________
(1)Porch Reciprocal Exchange (the “Reciprocal”) is a consolidated variable interest entity not owned by Porch Group, Inc.

PORCH GROUP, INC.
Condensed Consolidated Balance Sheets (Unaudited) - Continued
(all numbers in thousands)

	March 31, 2025	December 31, 2024
Liabilities and Stockholders' Deficit
Current liabilities
Accounts payable	$5,673	$4,538
Accrued expenses and other current liabilities	46,623	41,245
Deferred revenue	8,008	248,669
Refundable customer deposits	12,767	12,629
Current debt	—	150
Losses and loss adjustment expense reserves	—	67,785
Other insurance liabilities, current	—	39,140
Total current liabilities	73,071	414,156
Long-term debt	409,160	403,788
Other liabilities	31,690	39,249
Liabilities of Reciprocal: (1)
Accounts payable and other current liabilities	1,455	—
Deferred revenue	214,530	—
Losses and loss adjustment expense reserves	71,812	—
Other insurance liabilities, current	31,700	—
Other liabilities	914	—
Total liabilities	834,332	857,193

Stockholders' deficit
Common stock, $0.0001 par value per share:	10	10
Additional paid-in capital	583,800	717,066
Accumulated other comprehensive income (loss)	284	(5,446)
Accumulated deficit	(636,512)	(754,855)
Porch stockholders' deficit	(52,418)	(43,225)
Noncontrolling interest related to the Reciprocal	20,369	—
Total stockholders' deficit	(32,049)	(43,225)

Total liabilities and stockholders' deficit	$802,283	$813,968
______________________________________
(1)Porch Reciprocal Exchange (the “Reciprocal”) is a consolidated variable interest entity not owned by Porch Group, Inc.

PORCH GROUP, INC.
Condensed Consolidated Statements of Operations (Unaudited)
(all numbers in thousands except per share amounts)

	Three Months Ended March 31,
	2025	2024
Revenue	$104,745	$115,443
Cost of revenue	39,297	78,366
Gross Profit	65,448	37,077

Selling and marketing	29,516	33,948
Product and technology	13,201	12,292
General and administrative	23,997	25,505
Total operating expenses	66,714	71,745
Operating loss	(1,266)	(34,668)
Other income (expense):
Interest expense	(11,246)	(10,787)
Change in fair value of private warrant liability	(732)	(425)
Change in fair value of derivatives	6,673	1,483
Gain on extinguishment of debt	—	4,891
Investment income and realized gains and losses, net of investment expenses	2,810	3,644
Other income, net	8,400	22,678
Total other income (expense)	5,905	21,484
Income (loss) before income taxes	4,639	(13,184)
Income tax provision	(903)	(178)
Net income (loss)	$3,736	$(13,362)
Less: Net loss attributable to the Reciprocal	(4,659)	—
Net income (loss) attributable to Porch	8,395	(13,362)

Net income (loss) attributable to Porch per share - basic	$0.08	$(0.14)
Weighted average shares outstanding used to compute net income (loss) attributable to Porch per share - basic	101,703	97,512
The following tables summarizes Porch Shareholder Interest results.

		Three Months Ended March 31,
		2025	2024	Change
Porch Shareholder Interest Revenue	(1)	$84,546	$84,416	$130
Porch Shareholder Interest Gross Profit	(1)	69,074	49,838	19,236
Porch Shareholder Interest Adjusted EBITDA (Loss)	(1)	16,861	(4,075)	20,936
______________________________________
(1)Porch Shareholder Interest Revenue, Gross Profit, and Adjusted EBITDA (Loss) are non-GAAP measures. For the three months ended March 31, 2025, Porch Shareholder Interest Adjusted EBITDA (Loss) is equivalent to total Adjusted EBITDA (Loss) for consolidated Porch, as Porch Group no longer owns HOA following its sale to the Reciprocal on January 1, 2025. See Non-GAAP Financial Measures section.

PORCH GROUP, INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(all numbers in thousands)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$3,736	$(13,362)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	5,985	6,317
Provision for doubtful accounts	1,393	—
Gain on extinguishment of debt	—	(4,891)
Loss on divestiture of business	—	5,244
Change in fair value of private warrant liability	732	425
Change in fair value of contingent consideration	(28)	1,051
Change in fair value of derivatives	(6,673)	(1,483)
Stock-based compensation	4,910	5,368
Non-cash interest expense	11,334	10,434
Gain on settlement of contingent consideration	—	(14,930)
Other operating activities	(10)	(799)
Change in operating assets and liabilities, net of acquisitions and divestitures
Accounts receivable	(753)	(439)
Reinsurance balance due	(2,081)	8,174
Deferred policy acquisition costs	1,544	6,752
Accounts payable	1,163	(3,511)
Accrued expenses and other current liabilities	99	1,829
Losses and loss adjustment expense reserves	4,027	17,057
Other insurance liabilities, current	(7,440)	9,158
Deferred revenue	(26,238)	(33,017)
Refundable customer deposits	138	(2,034)
Other assets and liabilities, net	(3,016)	11,122
Net cash provided by (used in) operating activities	(11,178)	8,465
Cash flows from investing activities:
Purchases of property and equipment	(65)	(41)
Capitalized internal use software development costs	(3,281)	(2,315)
Purchases of short-term and long-term investments	(40,901)	4,705
Maturities, sales of short-term and long-term investments	24,879	10,348
Net cash provided by (used in) investing activities	(19,368)	12,697
Cash flows from financing activities:
Repayments of principal	(150)	(3,150)
Other financing activities	(79)	649
Net cash used in financing activities	(229)	(2,501)
Net change in cash, cash equivalents, and restricted cash and cash equivalents	$(30,775)	$18,661
Cash, cash equivalents, and restricted cash and cash equivalents at beginning of period	196,782	297,232
Cash, cash equivalents, and restricted cash and cash equivalents at end of period	$166,007	$315,893